Exhibit 4.1

EXECUTION VERSION

TIFFANY & CO.,

as the Company,

and

The Bank of New York Mellon Trust Company, N.A.,

as the Trustee

SUPPLEMENTAL INDENTURE NO. 3

Dated as of December 17, 2020

to

Indenture Dated as of September 25, 2014

relating to the

$250,000,000 3.800% Senior Notes due 2024

and the

$300,000,000 4.900% Senior Notes due 2044

SUPPLEMENTAL INDENTURE NO. 3

SUPPLEMENTAL INDENTURE NO. 3, dated as of December 17, 2020 (the “Supplemental Indenture”), among Tiffany & Co. (the “Company”), a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture (as defined below).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of September 25, 2014 (the “Base Indenture”), providing for the issuance from time to time of its senior debt securities, to be issued in one or more series as therein provided (the “Securities”);

WHEREAS, the Base Indenture was supplemented by (i) Supplemental Indenture No. 1 dated as of September 25, 2014 ( “Supplemental Indenture No. 1”) relating to the issuance of a series of Securities designated as the “3.800% Senior Notes due 2024” in aggregate principal amount of $250,000,000 (the “2024 Notes”) and (ii) Supplemental Indenture No. 2 dated as of September 25, 2014 (“Supplemental Indenture No. 2”) relating to the issuance of a series of Securities designated as the “4.900% Senior Notes due 2044” in aggregate principal amount of $300,000,000 (the “2044 Notes” and, together with the 2024 Notes, the “Affected Notes”) (the Base Indenture, as supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2, being referred to collectively as the “Indenture”);

WHEREAS, with respect to the amendments set forth in Article II hereof, pursuant to Section 9.2 of the Base Indenture, the Company may amend the Indenture or the Securities of a Series with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class;

WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated December 8, 2020, the Company has obtained with respect to each Series of Affected Notes such Consents from the Holders of at least a majority in aggregate principal amount of the outstanding Affected Notes of each Series, and accordingly this Supplemental Indenture, the amendments set forth herein and the Trustee’s execution of this Supplemental Indenture are authorized pursuant to Sections 9.2 and 9.4 of the Base Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company and the Trustee, enforceable in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Affected Notes, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1. Generally.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

(b) The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

ARTICLE TWO

AMENDMENTS

SECTION 2.1. Amendments to the Indenture.

Pursuant to Section 9.2 of the Base Indenture, each of the Company and the Trustee (pursuant to the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Affected Notes of each Series voting as one class pursuant to Section 9.2 of the Base Indenture) hereby agrees to amend the Indenture as follows:

(a) The definition of “GAAP” set forth in Section 1.1. (Definitions) of the Base Indenture is hereby deleted in its entirely and replaced with the following:

““GAAP” means (i) accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, or (ii) for as long as the LVMH Guarantee (as defined in Section 11.1 hereof) is in effect, International Financial Reporting Standards as published by the IASB (International Accounting Standards Board) and as adopted by the European Union.”

(b) A new Section 4.6 of the Base Indenture is hereby added as follows:

“SECTION 4.6. Guarantor Reports.

Anything in this Indenture to the contrary notwithstanding, if LVMH (as defined in Section 11.1 hereof) has executed a counterpart of this Indenture or an indenture supplemental hereto in order to provide the LVMH Guarantee (as defined in Section 11.1 hereof), then, effective from and after the time of such execution, and for as long as the LVMH Guarantee is in effect, Section 4.5 (Reports) of the Indenture shall not apply and the Company shall not be required to comply with Section 4.5 (Reports) of the Indenture; however, LVMH shall post on its website English language translations of all annual reports, semi-annual reports and other reports and financial and business information that constitute regulated information (information réglementée) that it is required to publish under EU regulations, the rules of the French Financial Markets Authority (Autorité des marchés financiers) or the French Commercial Code (Code de commerce) pursuant to the public reporting obligations of companies whose securities are listed on the regulated market of the Euronext Paris stock exchange, and such translations shall be so posted (i) within the time periods specified by such rules for the publication of such annual reports, semi-annual reports and other reports and information and (ii) simultaneously with or promptly after such annual reports, semi-annual reports or other reports or financial and business information are so published.”

(c) Paragraph (d) of Section 6.1 (Events of Default) of the Base Indenture is hereby deleted in its entirety and replaced with the following:

“(d) failure to comply with (or obtain a waiver with respect to) any of the Company’s covenants or agreements or LVMH’s covenants or agreements, in each case in the Securities of such Series or this Indenture (other than an agreement or covenant that has been expressly included in this Indenture solely for the benefit of another Series of Securities) for 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company by the Holders of at least 25% in principal amount of all outstanding Securities affected by that failure a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;”

(d) A new Article XI of the Base Indenture is hereby added as follows:

“ARTICLE XI

GUARANTEES OF SECURITIES

Section 11.1. LVMH Guarantee

(a) Subject to this Section 11.1, upon the execution by LVMH Moët Hennessy-Louis Vuitton SE (“LVMH”) of a counterpart of this Indenture or an indenture supplemental hereto in order to provide a guarantee in accordance with the terms hereof (the “LVMH Guarantee”), LVMH hereby unconditionally guarantees, on a senior unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities held thereby and the obligations of the Company hereunder and thereunder, that: (i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, if any, and (to the extent permitted by law) interest on the Securities, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due by the Company, subject to any applicable grace period, of any amount so guaranteed for whatever reason, LVMH will be obligated to pay the same immediately.

LVMH hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of LVMH. LVMH further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this LVMH Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, LVMH, or any Custodian, Trustee or other similar official acting in relation to either of the Company or LVMH, any amount paid by the Company or LVMH to the Trustee or such Holder, the LVMH Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

LVMH further agrees that, as between LVMH, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this LVMH Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 hereof, such obligations shall forthwith become due and payable by LVMH for the purpose of this LVMH Guarantee.

LVMH shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amount paid by LVMH on account of such Securities pursuant to the provisions of this LVMH Guarantee or this Indenture; provided, however, that LVMH shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and any premium and interest on, all Securities issued hereunder shall have been paid in full.

(b) To evidence the LVMH Guarantee set forth in this Section 11.1, LVMH hereby agrees that a notation of such LVMH Guarantee substantially in the form set forth in paragraph (d) of this Section 11.1 will be endorsed by manual or facsimile signature by an authorized signatory of LVMH on each Security authenticated and delivered by the Trustee.

Subject to paragraph (c) below, LVMH hereby agrees that the LVMH Guarantee set forth in this Section 11.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such LVMH Guarantee. If an authorized signatory whose signature is on the notation of the LVMH Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a notation of the LVMH Guarantee is endorsed, the LVMH Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the LVMH Guarantee set forth in this Indenture on behalf of LVMH.

(c) This Section 11.1, and the LVMH Guarantee, shall become effective upon the execution of a counterpart of this Indenture or an indenture supplemental hereto by LVMH in order to provide such LVMH Guarantee and, subject to the Company remaining a Subsidiary of LVMH until such date, will remain in full force and effect until repayment in full of all amounts (in principal, premium, if any, and interest) due to the Holders of the Securities in accordance with the terms and conditions of this Indenture. The Guarantee will automatically terminate and be released on the date on which all amounts will have been paid in full to the Holders of the Securities in accordance with the terms of this Indenture or the date on which the Company ceases to be a Subsidiary of LVMH, whichever is earlier.

The Trustee will execute any documents reasonably requested of it in order to evidence or effect the release, discharge and termination in respect of such LVMH Guarantee as provided for above. Neither the Company nor LVMH will be required to make a notation on the Securities to reflect any such release, termination or discharge.

(d) Form of notation of LVMH Guarantee:

“Subject to the limitations set forth in the Indenture referred to in the Security upon which this notation is endorsed, LVMH has unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest if lawful, on the Securities, (c) the due and punctual payment or performance of all other payment obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. This LVMH Guarantee is subject to the limitations set forth in the Indenture, including Section 11.1 thereof.

LVMH Moët Hennessy-Louis Vuitton SE

By:
Name:
Title:”

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1. Application of Supplemental Indenture.

This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.2. Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

SECTION 3.3. Conflict with Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control.

SECTION 3.4. Notices.

Any request, direction, instruction, demand, document, notice or communication by a party to the other parties will be made in the manner and be effective as set forth in Section 10.1 of the Base Indenture.

SECTION 3.5. Governing Law.

THIS SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 3.6. Successors.

All agreements of the Company in the Indenture and this Supplemental Indenture shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

SECTION 3.7. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 3.8. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.9. Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

TIFFANY & CO., as Company

By:	/s/ Mark J. Erceg
Name: Mark J. Erceg
Title: EVP, CFO

[Company Signature Page to Supplemental Indenture No. 3]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Trustee Signature Page to Supplemental Indenture No. 3]